Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2025 Third Quarter Financial Results

•
Q3 Remaining Performance Obligations $130 billion, up 62% in USD & up 63% in constant currency
•
Q3 GAAP Earnings per Share up 20% to $1.02, Non-GAAP Earnings per Share up 4% to $1.47
•
Q3 Total Revenue $14.1 billion, up 6% in USD and up 8% in constant currency
•
Q3 Cloud Revenue (IaaS plus SaaS) $6.2 billion, up 23% in USD and up 25% in constant currency
•
Q3 Cloud Infrastructure (IaaS) Revenue $2.7 billion, up 49% in USD and up 51% in constant currency
•
Q3 Cloud Application (SaaS) Revenue $3.6 billion, up 9% in USD and up 10% in constant currency
•
Q3 Fusion Cloud ERP (SaaS) Revenue $0.9 billion, up 16% in USD and up 18% in constant currency
•
Q3 NetSuite Cloud ERP (SaaS) Revenue $0.9 billion, up 16% in USD and up 17% in constant currency

AUSTIN, Texas, March 10, 2025 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2025 Q3 results. Total Remaining Performance Obligations were up 62% year-over-year in USD, and up 63% in constant currency, to $130 billion. Total quarterly revenues were up 6% year-over-year in USD, and up 8% in constant currency, to $14.1 billion. Cloud services and license support revenues were up 10% year-over-year in USD, and up 12% in constant currency, to $11.0 billion. Cloud license and on-premise license revenues were down 10% in USD and down 8% in constant currency, to $1.1 billion.

Q3 GAAP operating income was $4.4 billion. Non-GAAP operating income was $6.2 billion, up 7% in USD, and up 9% in constant currency. GAAP operating margin was 31%, and non-GAAP operating margin was 44%. GAAP net income was $2.9 billion, up 22% in USD, and up 27% in constant currency. Non-GAAP net income was $4.2 billion, up 6% in USD, and up 9% in constant currency. Q3 GAAP earnings per share was $1.02, up 20% in USD and up 25% in constant currency, while non-GAAP earnings per share was $1.47, up 4% in USD, and up 7% in constant currency.

Short-term deferred revenues were $9.0 billion. Over the last twelve months, operating cash flow was $20.7 billion and free cash flow was $5.8 billion.

“Oracle signed sales contracts for more than $48 billion in Q3,” said Oracle CEO, Safra Catz. “This record sales number pushed our Remaining Performance Obligations, or RPO, up 63% to over $130 billion. We have now signed cloud agreements with several world leading technology companies including: OpenAI, xAI, Meta, NVIDIA and AMD. We expect that our huge $130 billion sales backlog will help drive a 15% increase in Oracle’s overall revenue in our next fiscal year beginning this June. And we expect RPO to continue to grow rapidly—as we look forward to signing our first Stargate contract—yet another big opportunity for Oracle to expand both its AI training and AI inferencing businesses in the near future.”

“We are on schedule to double our data center capacity this calendar year,” said Oracle Chairman and CTO, Larry Ellison. “Customer demand is at record levels. Our Database MultiCloud revenue from Microsoft, Google and Amazon is up 92% in the last three months alone. GPU consumption for AI training grew 244% in the last 12 months. And we are seeing enormous demand for AI inferencing on our customers’ private data. So, we are connecting OpenAI ChatGPT, xAI Grok and Meta Llama directly to Version 23ai of the Oracle Database with advanced vector capabilities. This new product, called the Oracle AI Data Platform, makes it easy for customers to use any of the world’s leading AI models to analyze all of their private data—while keeping all their data private and secure.”

Oracle also announced that its Board of Directors declared a quarterly cash dividend of $0.50 per share of outstanding common stock, reflecting a 25% increase over the current quarterly dividend of $0.40. Larry Ellison, Oracle’s Chairman of the Board of Directors, Chief Technology Officer, and largest stockholder, did not participate in the deliberation or the vote on this matter. This increased dividend will be paid to stockholders of record as of the close of business on April 10, 2025, with a payment date of April 23, 2025.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including the expectations for converting RPOs to revenue, future growth in RPO and data center capacity, the timing of signing the Stargate contract, and future demand for AI inferencing are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; our ability to secure data center capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of March 10, 2025. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended				% Increase	% Increase (Decrease)
	February 28, 2025	% of Revenues	February 29, 2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$11,007	78%	$9,963	75%	10%	12%
Cloud license and on-premise license	1,129	8%	1,256	9%	(10%)	(8%)
Hardware	703	5%	754	6%	(7%)	(5%)
Services	1,291	9%	1,307	10%	(1%)	1%
Total revenues	14,130	100%	13,280	100%	6%	8%
OPERATING EXPENSES
Cloud services and license support	2,882	20%	2,452	18%	18%	19%
Hardware	197	1%	217	2%	(9%)	(7%)
Services	1,116	8%	1,200	9%	(7%)	(5%)
Sales and marketing	2,119	15%	2,042	15%	4%	6%
Research and development	2,429	17%	2,248	17%	8%	9%
General and administrative	390	3%	377	3%	3%	5%
Amortization of intangible assets	548	4%	749	6%	(27%)	(27%)
Acquisition related and other	28	0%	155	1%	(82%)	(82%)
Restructuring	63	1%	90	1%	(30%)	(28%)
Total operating expenses	9,772	69%	9,530	72%	3%	4%
OPERATING INCOME	4,358	31%	3,750	28%	16%	20%
Interest expense	(892)	(6%)	(876)	(6%)	2%	2%
Non-operating expenses, net	(18)	0%	(9)	0%	101%	91%
INCOME BEFORE INCOME TAXES	3,448	25%	2,865	22%	20%	25%
Provision for income taxes	512	4%	464	4%	10%	15%
NET INCOME	$2,936	21%	$2,401	18%	22%	27%
EARNINGS PER SHARE:
Basic	$1.05		$0.87
Diluted	$1.02		$0.85
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,799		2,748
Diluted	2,874		2,819

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2025 compared with the corresponding prior year period decreased our total revenues by 2 percentage points, total operating expenses by 1 percentage point and operating income by 4 percentage points.

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 28, 2025 GAAP	Adj.	February 28, 2025 Non-GAAP	February 29, 2024 GAAP	Adj.	February 29, 2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$14,130	$—	$14,130	$13,280	$—	$13,280	6%	6%	8%	8%
TOTAL OPERATING EXPENSES	$9,772	$(1,837)	$7,935	$9,530	$(2,042)	$7,488	3%	6%	4%	8%
Stock-based compensation (3)	1,198	(1,198)	—	1,048	(1,048)	—	14%	*	14%	*
Amortization of intangible assets (4)	548	(548)	—	749	(749)	—	(27%)	*	(27%)	*
Acquisition related and other	28	(28)	—	155	(155)	—	(82%)	*	(82%)	*
Restructuring	63	(63)	—	90	(90)	—	(30%)	*	(28%)	*
OPERATING INCOME	$4,358	$1,837	$6,195	$3,750	$2,042	$5,792	16%	7%	20%	9%
OPERATING MARGIN %	31%		44%	28%		44%	261 bp.	23 bp.	294 bp.	34 bp.
INCOME TAX EFFECTS (5)	$512	$542	$1,054	$464	$461	$925	10%	14%	15%	17%
NET INCOME	$2,936	$1,295	$4,231	$2,401	$1,581	$3,982	22%	6%	27%	9%
DILUTED EARNINGS PER SHARE	$1.02		$1.47	$0.85		$1.41	20%	4%	25%	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,874	—	2,874	2,819	—	2,819	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2025			Three Months Ended February 29, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$160	$(160)	$—	$138	$(138)	$—
Hardware	8	(8)	—	6	(6)	—
Services	54	(54)	—	45	(45)	—
Sales and marketing	200	(200)	—	179	(179)	—
Research and development	675	(675)	—	584	(584)	—
General and administrative	101	(101)	—	96	(96)	—
Total stock-based compensation	$1,198	$(1,198)	$—	$1,048	$(1,048)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of February 28, 2025 was as follows:

Remainder of fiscal 2025	$544
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Thereafter	558
Total intangible assets, net	$5,131

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 14.9% and 16.2% in the third quarter of fiscal 2025 and 2024, respectively, and an effective non-GAAP tax rate of 19.9% and 18.9% in the third quarter of fiscal 2025 and 2024, respectively. The difference in our GAAP and non-GAAP tax rates in each of the third quarters of fiscal 2025 and 2024 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful
(6)

ORACLE CORPORATION

Q3 FISCAL 2025 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended				% Increase	% Increase (Decrease)
	February 28, 2025	% of Revenues	February 29, 2024	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$32,331	78%	$29,149	75%	11%	12%
Cloud license and on-premise license	3,194	8%	3,243	8%	(2%)	0%
Hardware	2,086	5%	2,224	6%	(6%)	(5%)
Services	3,885	9%	4,058	11%	(4%)	(3%)
Total revenues	41,496	100%	38,674	100%	7%	8%
OPERATING EXPENSES
Cloud services and license support	8,226	20%	6,905	18%	19%	20%
Hardware	530	1%	649	2%	(18%)	(17%)
Services	3,430	8%	3,665	9%	(6%)	(6%)
Sales and marketing	6,345	15%	6,161	16%	3%	4%
Research and development	7,206	18%	6,689	17%	8%	8%
General and administrative	1,135	3%	1,146	3%	(1%)	0%
Amortization of intangible assets	1,763	4%	2,267	6%	(22%)	(22%)
Acquisition related and other	72	0%	214	0%	(66%)	(66%)
Restructuring	220	1%	311	1%	(29%)	(29%)
Total operating expenses	28,927	70%	28,007	72%	3%	4%
OPERATING INCOME	12,569	30%	10,667	28%	18%	19%
Interest expense	(2,600)	(6%)	(2,636)	(7%)	(1%)	(1%)
Non-operating income (expenses), net	39	0%	(72)	0%	*	*
INCOME BEFORE INCOME TAXES	10,008	24%	7,959	21%	26%	28%
Provision for income taxes	992	2%	636	2%	56%	59%
NET INCOME	$9,016	22%	$7,323	19%	23%	25%
EARNINGS PER SHARE:
Basic	$3.24		$2.67
Diluted	$3.15		$2.60
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,783		2,741
Diluted	2,865		2,820

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2025 compared with the corresponding prior year period decreased each of our total revenues, total operating expenses and operating income by 1 percentage point.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2025 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 28, 2025 GAAP	Adj.	February 28, 2025 Non-GAAP	February 29, 2024 GAAP	Adj.	February 29, 2024 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$41,496	$—	$41,496	$38,674	$—	$38,674	7%	7%	8%	8%
TOTAL OPERATING EXPENSES	$28,927	$(5,429)	$23,498	$28,007	$(5,719)	$22,288	3%	5%	4%	6%
Stock-based compensation (3)	3,374	(3,374)	—	2,927	(2,927)	—	15%	*	15%	*
Amortization of intangible assets (4)	1,763	(1,763)	—	2,267	(2,267)	—	(22%)	*	(22%)	*
Acquisition related and other	72	(72)	—	214	(214)	—	(66%)	*	(66%)	*
Restructuring	220	(220)	—	311	(311)	—	(29%)	*	(29%)	*
OPERATING INCOME	$12,569	$5,429	$17,998	$10,667	$5,719	$16,386	18%	10%	19%	11%
OPERATING MARGIN %	30%		43%	28%		42%	271 bp.	100 bp.	284 bp.	104 bp.
INCOME TAX EFFECTS (5)	$992	$2,042	$3,034	$636	$1,939	$2,575	56%	18%	59%	19%
NET INCOME	$9,016	$3,387	$12,403	$7,323	$3,780	$11,103	23%	12%	25%	13%
DILUTED EARNINGS PER SHARE	$3.15		$4.33	$2.60		$3.94	21%	10%	23%	11%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,865	—	2,865	2,820	—	2,820	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2025			Nine Months Ended February 29, 2024
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$459	$(459)	$—	$386	$(386)	$—
Hardware	21	(21)	—	17	(17)	—
Services	150	(150)	—	123	(123)	—
Sales and marketing	556	(556)	—	488	(488)	—
Research and development	1,902	(1,902)	—	1,642	(1,642)	—
General and administrative	286	(286)	—	271	(271)	—
Total stock-based compensation	$3,374	$(3,374)	$—	$2,927	$(2,927)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of February 28, 2025 was as follows:

Remainder of fiscal 2025	$544
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Thereafter	558
Total intangible assets, net	$5,131

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 9.9% and 8.0% in the first nine months of fiscal 2025 and 2024, respectively, and an effective non-GAAP tax rate of 19.7% and 18.8% in the first nine months of fiscal 2025 and 2024, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first nine months of fiscal 2025 and 2024 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2025	May 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$17,406	$10,454
Marketable securities	417	207
Trade receivables, net	8,051	7,874
Prepaid expenses and other current assets	4,242	4,019
Total Current Assets	30,116	22,554
Non-Current Assets:
Property, plant and equipment, net	31,970	21,536
Intangible assets, net	5,131	6,890
Goodwill, net	62,171	62,230
Deferred tax assets	11,799	12,273
Other non-current assets	20,191	15,493
Total Non-Current Assets	131,262	118,422
TOTAL ASSETS	$161,378	$140,976
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$8,167	$10,605
Accounts payable	2,423	2,357
Accrued compensation and related benefits	1,839	1,916
Deferred revenues	9,019	9,313
Other current liabilities	8,175	7,353
Total Current Liabilities	29,623	31,544
Non-Current Liabilities:
Notes payable and other borrowings, non-current	88,109	76,264
Income taxes payable	9,813	10,817
Deferred tax liabilities	2,208	3,692
Other non-current liabilities	14,364	9,420
Total Non-Current Liabilities	114,494	100,193
Stockholders’ Equity	17,261	9,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$161,378	$140,976

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended
	February 28, 2025	February 29, 2024
Cash Flows From Operating Activities:
Net income	$9,016	$7,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,715	2,318
Amortization of intangible assets	1,763	2,267
Deferred income taxes	(1,097)	(1,755)
Stock-based compensation	3,374	2,927
Other, net	422	631
Changes in operating assets and liabilities:
Increase in trade receivables, net	(312)	(409)
Decrease in prepaid expenses and other assets	603	457
Decrease in accounts payable and other liabilities	(633)	(682)
Decrease in income taxes payable	(1,222)	(788)
Increase in deferred revenues	35	303
Net cash provided by operating activities	14,664	12,592
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(838)	(674)
Proceeds from sales and maturities of marketable securities and other investments	444	207
Acquisitions, net of cash acquired	—	(59)
Capital expenditures	(12,135)	(4,068)
Net cash used for investing activities	(12,529)	(4,594)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(450)	(1,050)
Proceeds from issuances of common stock	520	454
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(900)	(1,865)
Payments of dividends to stockholders	(3,340)	(3,289)
(Repayments of) proceeds from issuances of commercial paper, net	(396)	936
Proceeds from issuances of senior notes and term loan credit agreements, net of issuance costs	19,548	—
Repayments of senior notes and term loan credit agreements	(9,771)	(3,500)
Other, net	(299)	34
Net cash provided by (used for) financing activities	4,912	(8,280)
Effect of exchange rate changes on cash and cash equivalents	(95)	(2)
Net increase (decrease) in cash and cash equivalents	6,952	(284)
Cash and cash equivalents at beginning of period	10,454	9,765
Cash and cash equivalents at end of period	$17,406	$9,481

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2024				Fiscal 2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$17,745	$17,039	$18,239	$18,673	$19,126	$20,287	$20,745

Capital Expenditures	(8,290)	(6,935)	(5,981)	(6,866)	(7,855)	(10,745)	(14,933)

Free Cash Flow	$9,455	$10,104	$12,258	$11,807	$11,271	$9,542	$5,812

Operating Cash Flow % Growth over prior year	68%	13%	18%	9%	8%	19%	14%

Free Cash Flow % Growth over prior year	76%	20%	68%	39%	19%	(6%)	(53%)

GAAP Net Income	$9,375	$10,137	$10,642	$10,467	$10,976	$11,624	$12,160

Operating Cash Flow as a % of Net Income	189%	168%	171%	178%	174%	175%	171%

Free Cash Flow as a % of Net Income	101%	100%	115%	113%	103%	82%	48%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$4,635	$4,775	$5,054	$5,311	$19,774	$5,623	$5,937	$6,210		$17,769
License support	4,912	4,864	4,909	4,923	19,609	4,896	4,869	4,797		14,562
Cloud services and license support	9,547	9,639	9,963	10,234	39,383	10,519	10,806	11,007		32,331
Cloud license and on-premise license	809	1,178	1,256	1,838	5,081	870	1,195	1,129		3,194
Hardware	714	756	754	842	3,066	655	728	703		2,086
Services	1,383	1,368	1,307	1,373	5,431	1,263	1,330	1,291		3,885
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307	$14,059	$14,130		$41,496
AS REPORTED REVENUE GROWTH RATES
Cloud services	30%	25%	25%	20%	25%	21%	24%	23%		23%
License support	2%	2%	1%	0%	1%	0%	0%	(2%)		(1%)
Cloud services and license support	13%	12%	12%	9%	12%	10%	12%	10%		11%
Cloud license and on-premise license	(10%)	(18%)	(3%)	(15%)	(12%)	7%	1%	(10%)		(2%)
Hardware	(6%)	(11%)	(7%)	(1%)	(6%)	(8%)	(4%)	(7%)		(6%)
Services	2%	(2%)	(5%)	(6%)	(3%)	(9%)	(3%)	(1%)		(4%)
Total revenues	9%	5%	7%	3%	6%	7%	9%	6%		7%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	29%	24%	24%	20%	24%	22%	24%	25%		24%
License support	0%	0%	1%	1%	0%	0%	0%	0%		0%
Cloud services and license support	12%	11%	11%	10%	11%	11%	12%	12%		12%
Cloud license and on-premise license	(11%)	(19%)	(3%)	(14%)	(12%)	8%	3%	(8%)		0%
Hardware	(8%)	(12%)	(7%)	0%	(7%)	(8%)	(3%)	(5%)		(5%)
Services	1%	(3%)	(5%)	(6%)	(3%)	(8%)	(3%)	1%		(3%)
Total revenues	8%	4%	7%	4%	6%	8%	9%	8%		8%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,471	$4,474	$4,584	$4,642	$18,172	$4,769	$4,784	$4,811		$14,363
Infrastructure cloud services and license support	5,076	5,165	5,379	5,592	21,211	5,750	6,022	6,196		17,968
Total cloud services and license support revenues	$9,547	$9,639	$9,963	$10,234	$39,383	$10,519	$10,806	$11,007		$32,331
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	11%	10%	10%	6%	9%	7%	7%	5%		6%
Infrastructure cloud services and license support	15%	14%	13%	12%	14%	13%	17%	15%		15%
Total cloud services and license support revenues	13%	12%	12%	9%	12%	10%	12%	10%		11%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	11%	9%	10%	6%	9%	7%	7%	6%		7%
Infrastructure cloud services and license support	14%	12%	13%	13%	13%	14%	17%	18%		16%
Total cloud services and license support revenues	12%	11%	11%	10%	11%	11%	12%	12%		12%
GEOGRAPHIC REVENUES
Americas	$7,841	$8,067	$8,270	$8,945	$33,122	$8,372	$8,933	$9,000		$26,305
Europe/Middle East/Africa	3,005	3,170	3,316	3,539	13,030	3,228	3,381	3,421		10,029
Asia Pacific	1,607	1,704	1,694	1,803	6,809	1,707	1,745	1,709		5,162
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307	$14,059	$14,130		$41,496

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024 and 2023 for the fiscal 2025 and fiscal 2024 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2025 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.